Exhibit 99.1

Adaptec Issues Letter to Stockholders

MILPITAS, Calif., Sept. 29 /PRNewswire-FirstCall/ – Adaptec, Inc. (Nasdaq: ADPT), the global leader in I/O innovation, today issued the following letter to its stockholders:

Dear Adaptec Stockholders,

We are writing to you because a hedge fund and minority stockholder of Adaptec, Steel Partners II LP, is soliciting your consent to make significant changes at Adaptec. We believe its proposals are NOT in your best interests. In the enclosed materials, you will find the recommendations of Adaptec’s Governance and Nominating Committee with regard to Steel Partners’ proposed actions.

We urge you to protect your investment in Adaptec by not responding to the Steel Partners’ solicitation and by marking and mailing the “Yes, Revoke My Consent” boxes on the enclosed GOLD Consent Revocation card. If you have previously given your consent on a white consent card, you may revoke it by signing, dating and mailing the GOLD Consent Revocation Card immediately.

Adaptec’s efforts to turn around the business are gaining traction. Our new-generation products are being well received, we have the financial resources to sustain our turnaround, and we are committed to building and realizing value for the stockholders of Adaptec. Do not be misled by Steel Partners’ rhetoric or its call to divert Adaptec from these efforts.

Your rejection of Steel Partners’ proposals will enable us to continue the progress that Adaptec has made. It will ensure that Adaptec does not become subject to the whims of a hedge fund that is under pressure from its own investors.

In the past year, despite a difficult business environment, we have made progress toward positioning Adaptec to capitalize on the trends that will shape tomorrow’s data center – the growth in unstructured data, the emergence of converged storage and networking, and the move toward server virtualization. In the process, we have demonstrated the value of the Adaptec business:

•	We have introduced new products that embody our strategic vision for the future of Input / Output – the vital link between networks and storage, and the long-time focus of Adaptec. Our intelligent I/O solutions enable data centers to maximize their system performance, achieve meaningful “Green IT” objectives and significantly lower their costs – all without changing their storage architectures, application software or operating systems.

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We have significantly improved Adaptec’s financial position. We have cut costs and expanded our gross margins. We have sold assets that did not fit our strategic vision. And, despite the industry-wide downturn, in the last quarter we have generated $4.6 million in cash from our operations.

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To help drive Adaptec to the next level, we recently appointed Joseph Kennedy as the independent Chairman of our Board. Mr. Kennedy has extensive technology experience and, in his new oversight role, will work closely with management to execute on our business strategies.

Yet, in the midst of one of Adaptec’s most important new-product launches, Steel Partners mounted its public attack. It seeks, among other things, to remove from the Board our chief executive officer, whose leadership has greatly contributed to our improving fortunes.

The proposals would give Steel Partners effective control over the Adaptec Board – without paying a premium to other stockholders.

Steel Partners currently has three designees on the Adaptec Board, Jack Howard, John Quicke and John Mutch. A fourth director, Lawrence Ruisi, was recommended by Steel Partners to serve on our Board, and recently served as a Steel Partners designee on the board of Rowan Companies, Inc., a company in which Steel Partners is a significant stockholder. If Steel Partners’ proposals succeed, these four directors together will constitute a majority of the reduced seven-person Board, giving Steel Partners effective control through these individuals. Do not let Steel Partners’ take control of your Board!

We have given Steel Partners a voice on the Board, but it is not enough for them – they want control. Steel Partners has acted contrary to the best interests of the Company despite your Board’s efforts for two years to provide them with a voice and direct access to Adaptec, beginning with the settlement in 2007 that gave Steel Partners the right to designate three Board seats. We have made every effort to work collaboratively with Steel Partners’ hand-picked Board representatives, including making sure they had opportunities to review – and to provide input into – our plans and strategies. In fact, all of Steel Partners’ representatives voted “yes” on the financial plans they now criticize and “yes” on our 2008 acquisition of Aristos Logic, which Steel now disingenuously cites as a reason for its actions.

We have tried repeatedly to resolve our differences with Steel Partners in a way that benefits all stockholders and that avoids a costly contest. On each occasion, however, Steel Partners rejected our proposals. While we continue to seek an amicable resolution, we urge you to consider carefully what we believe to be Steel Partners’ value-destroying agenda for Adaptec.

Steel Partners states its desire to sell Adaptec’s operations into a depressed market – a move that may have more to do with Steel’s own pressing financial difficulties than with what is best for all stockholders.

Steel Partners says it wants more power on the Board so it can dispose of our technology business that is just now gaining traction. Steel says it then would “monetize” the remaining assets – though it does not say how it would accomplish that goal or what it would do afterwards. Is it possible that the reason for Steel’s secrecy about its plans to “monetize” the business is that its real plan might be too risky and self-serving to be made public? Is it a plan borne out of desperation caused by its troubled fund?

We believe Steel Partners’ plan is to turn Adaptec into a corporate shell to be used to enter into a wholly new line of business unrelated to Adaptec’s current business. In discussions with the Company’s management, principals at Steel Partners indicated that they see Adaptec as a ready source of cash – over $350 million – that would allow them to pursue other investment opportunities in a range of industries. Whatever Steel Partners’ goal is, they should not conceal that from you.

Using Adaptec as a corporate shell to pursue other investment activities simply does not make sense, especially in the midst of Adaptec’s strategic actions that are beginning to gain traction. We believe investors have a variety of avenues outside of their investment in Adaptec to efficiently invest in non-technology ventures – avenues that do not require destroying the business and technology platforms that Adaptec has built. Investors have chosen Adaptec because of the potential returns from this platform, not with an expectation that the company should follow a vague “monetization” strategy known only to a minority hedge fund investor.

Steel Partners’ record raises serious questions about the future of Adaptec if Steel were to gain effective control.

As you consider Steel Partners’ proposals, you should ask yourself if you would be better off with Steel Partners representing your interests. We urge you to look at these examples when answering that question:

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A Tokyo high court said Steel Partners “pursues its own interests exclusively and seeks only to secure profits by selling companies’ shares back to the company or to third parties in the short term, in some cases with an eye to disposing of company assets…As such, it is proper to consider [Steel Partners] an abusive acquirer.” Judge Satoru Fujimura made that comment while ruling against Steel Partners in litigation arising from Steel’s 2007 efforts to gain control of Bull-Dog Sauce, a Japanese food seasoning and real estate business. The judge called Steel an “abusive acquirer who could harm Bull-Dog’s enterprise value.”

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Steel Partners left BKF Capital in shambles after forcing its way onto the Board of this publicly-traded asset manager. Despite numerous concessions by the BKF board, Steel Partners launched a proxy fight that ultimately resulted in Steel winning three board seats in June 2005. At the time, BKF’s stock was trading at more than $21 per share. Just a year later, the stock fell below $4 and Steel’s Warren Lichtenstein resigned from the BKF Board in a move that The New York Times said “had the appearance of a man throwing in the towel.”

Steel has destroyed the wealth of its own investors as well. According to The Wall Street Journal, “The fund’s 2008 decline was double the average hedge-fund loss and worse than that of Standard & Poor’s 500-stock index.” According to Reuters in May 2009, “The Steel Partners II fund fell by more than 40% last year and then dropped 18% in the first quarter [of 2009].” Not surprisingly, these poor results have embroiled Steel Partners in litigation after investors in its fund sued when Steel Partners refused to give their money back.

In order to fulfill the redemption requests from investors, Steel Partners II was forced this summer to reduce – by approximately half – its holdings in Adaptec. The price of Adaptec, not surprisingly, fell sharply. As the Dow Jones Newswire reported on July 27, many stocks distributed to those Steel Partners’ investors, “…particularly thinly traded issues such as Conesco Inc., Adaptec Inc. and Nathans Famous Inc., fell just after the distributions and haven’t fully recovered.” Today Steel is citing that price drop – with no hint of irony or embarrassment – as one of the reasons it wants more control of Adaptec.

Steel Partners’ Consent Statement does not tell the whole story.

The weaknesses in Steel Partners’ arguments are apparent when you consider what Steel Partners does not tell you:

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Steel Partners has publicly called for the removal of Subramanian Sundaresh, our CEO, arguing that it does not believe that he has been acting in the best interests of Adaptec’s stockholders. However on September 15, 2009, after it filed its preliminary consent solicitation with the SEC, two of Steel Partners’ principals asked Mr. Sundaresh if he would agree to run for the Board on the slate that Steel Partners was preparing to propose to you. This makes no sense to us, does it to you? Mr. Sundaresh, of course, refused.

•	Although Steel Partners criticizes Adaptec’s “acquisitions,” its representatives all voted to approve Adaptec’s only acquisition since 2005.

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Steel Partners criticizes the appointment of the Board’s new Chairman, Joseph Kennedy. What they don’t tell you is that a majority of the Board – meeting in open session with the Steel Partners’ directors – concluded that, as Adaptec entered its next phase of development, it needed a chairman who is engaged in the business and has a background in technology. Mr. Kennedy is an independent director with strong technology expertise to help drive Adaptec to the next level.

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Steel Partners fails to disclose to you that, despite owning just over 10 percent of Adaptec’s stock after its summer sell-off, its proposals would give it effective control of Adaptec’s Board. If Steel’s proposals are successful, this would truly be an astounding summer for Steel Partners: it would have cut its ownership stake and obtained significant control over the future of Adaptec – all without paying you any control premium.

To protect your investment, we urge you to reject Steel Partners’ proposals. We urge you NOT to sign the white consent card. If you have previously given your consent on a white consent card, you may revoke your consent by signing, dating and mailing the GOLD Consent Revocation Card immediately. You may also show your support for

Adaptec by marking the “Yes, Revoke My Consent” box and signing, dating and mailing the GOLD Consent Revocation card – even if you have not signed the white consent card.

Your consent revocation is important to protect your investment. For further information, please contact Georgeson by phone at 1- 800-223-2064, by email at adaptecinfo@georgeson.com, or by facsimile at (212) 440-9009. We thank you for your support.

Sincerely,

/S/ DOUGLAS E. VAN HOUWELING
Douglas E. Van Houweling
Chairman, Governance and Nominating Committee

About Adaptec

Adaptec provides innovative data center I/O solutions that protect, accelerate, optimize, and condition data in today’s most demanding data center environments. Adaptec products are used in IT environments ranging from traditional enterprise environments to fast-growing, on-demand cloud computing data centers. The company’s products enable data center managers, channel partners and OEMs to deploy best-in-class storage solutions to meet their customers’ evolving IT and business requirements. Around the world, leading corporations, government organizations, and medium and small businesses trust Adaptec technology. More information is available at www.adaptec.com, on its blog, storageadvisors.adaptec.com, and at adaptec.com/facebook and twitter.com/Adaptec_Inc.

Cautionary Statement

This material contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to statements related to Adaptec’s ability to capitalize on trends shaping tomorrow’s data center; our future financial results or capital resources; statements of the plans, strategies and objectives of management for future product availability or functionality; statements relating to the execution of strategic plans or the future direction of our corporate strategy; and statements related to customers’ acceptance of Adaptec technology.

Forward-looking statements may also be identified by their use of such words as “expects,” “intends,” “hopes,” “anticipates,” “believes,” “could,” “may,” “will,” “projects” and “estimates,” and other similar expressions, but these words are not the exclusive means of identifying such statements. We caution that a variety of factors, including but not limited to the following, could cause our results to differ materially from those expressed or implied in our forward-looking statements: continued or increased economic weakness and declines in customer spending, the potential failure of anticipated long-term benefits to materialize, the expected impact on our future revenues in the event of our failure to receive design wins for the new generation products, our ability to successfully complete additional acquisitions of or strategic alliances or partnerships with companies with complementary or strategic products or technologies and other risks detailed from time to time in filings we make with the SEC, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q.

Important Information

In connection with the solicitation of consent revocations, Adaptec filed with the SEC and expects to mail to stockholders a definitive consent revocation statement on September 29, 2009. Adaptec’s stockholders are urged to read the consent revocation statement and any other relevant documents when they become available as they contain important information. Stockholders may obtain additional free copies of the consent revocation statement and other relevant documents filed with the SEC by Adaptec through the website maintained by the SEC at www.sec.gov. These documents can also be obtained free of charge from Adaptec’s website at www.adaptec.com/investor/proxy. Stockholders may also contact Georgeson Inc. with questions or requests for additional copies of the consent revocation materials by calling toll free at (800) 223-2064. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of consent revocations from Adaptec’s stockholders is available in Adaptec’s definitive consent revocation statement filed with SEC on September 29, 2009.

Contacts:

Media: The Abernathy MacGregor Group / Tom Johnson - 212-371-5999 / Ian Campbell and Jim Lucas - 213-630-6550

Investors: Georgeson - 800-223-2064 or adaptecinfo@georgeson.com